As filed with the Securities and Exchange Commission on April 14, 2015.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOAMIX PHARMACEUTICALS LTD.
(Exact Name of Registrant as Specified in its Charter)

State of Israel (State or Other Jurisdiction of Incorporation or Organization)	2833 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

Foamix Pharmaceuticals Ltd.
2 Holzman Street, Weizmann Science Park
Rehovot 7670402, Israel
Tel: +972-8-9316233
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Tel: +1 (302) 738-6680
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:

Phyllis G. Korff, Esq. Andrea Nicolas, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Tel: +1 (212) 735-3000 Fax: +1 (212) 735-2000	Amir Zolty, Adv. Yingke Israel - Eyal Khayat, Zolty, Neiger & Co. 9 Hamanofim St., P.O. Box 2136 Herzliya Pituach 46120, Israel Tel: +972-9-957-7171 Fax: +972-9-957-7177	Colin J. Diamond, Esq. Joshua G. Kiernan, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 Tel: +1 (212) 819-8200 Fax: +1 (212) 354-8113	Clifford M. J. Felig, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111

Approximate date of commencement of proposed sale to the public:
As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-203187

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Ordinary shares, par value NIS 0.16 per share	$11,500,000	$1,337

(1)	The registrant previously registered ordinary shares with a proposed maximum aggregate offering price of $57,500,000 on a Registration Statement on Form F-1 (File No. 333-203187), which registration statement was declared effective by the Securities and Exchange Commission on April 14, 2015. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, the additional $11,500,000 proposed maximum aggregate offering price, which is no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registration Statement on Form F-1 (File No. 333-203187), is hereby registered. The aggregate offering price of the ordinary shares registered hereby includes additional ordinary shares that may be purchased by the underwriters.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM F-1, FILE NO. 333-203187

Foamix Pharmaceuticals Ltd. hereby incorporates by reference into this Registration Statement on Form F-1 in its entirety the Registration Statement on Form F-1 (File No. 333-203187), as amended, which was declared effective on April 14, 2015 by the Securities and Exchange Commission, including all exhibits thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, Israel on this 14th day of April, 2015.

FOAMIX PHARMACEUTICALS LTD.
By:	/s/ Dov Tamarkin
Name: Dov Tamarkin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Name	Title	Date
/s/ Dov Tamarkin	Chief Executive Officer (principal executive officer)	April 14, 2015
Dov Tamarkin

*	Chief Financial Officer (principal financial officer and principal accounting officer)	April 14, 2015
Ilan Hadar

*	Chief Innovation Officer and Chairman of the Board of Directors	April 14, 2015
Meir Eini

*	Director	April 14, 2015
Chaim Chizic

*	Director	April 14, 2015
Stanley Hirsch

*	Director	April 14, 2015
Rex Bright

*	Director	April 14, 2015
Darrell Rigel

*	Director	April 14, 2015
Stanley Stern

*	Director	April 14, 2015
Anna Kazanchyan

* Pursuant to Power of Attorney

/s/ Dov Tamarkin
Name: Dov Tomarkin Title: Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in Newark, Delaware, on April 14, 2015.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Yingke Israel - Eyal Khayat, Zolty, Neiger & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm
23.2	Consent of Yingke Israel - Eyal Khayat, Zolty, Neiger & Co. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the Company’s Registration Statement of Form F-1 (File No. 333-203187) filed with the Commission on April 1, 2015).